AMERICAN ITALIAN PASTA COMPANY

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                                                                           NEWS
                                                                         RELEASE

Contact:
Serri Helm -
Director of Investor Relations
816/584-5235
shelm@aipc.com

FOR IMMEDIATE RELEASE

                      Dave Potter, Executive Vice President
                   resigns from American Italian Pasta Company
                   to pursue general management opportunities

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KANSAS CITY, MO, February 19, 2004 --- American Italian Pasta Company (NYSE:PLB)
today announced David B. Potter, Executive Vice President, Procurement and
Ingredient Sales will resign from the Company effective February 27, 2004.

After a successful 10-year stint with American Italian Pasta Company, Mr. Potter has decided to resign from AIPC to pursue a general management opportunity. Mr.
Potter has held the following positions since he first started with the Company in 1993, including Procurement Director, Vice President Procurement, Senior Vice
President Procurement, and Executive Vice President and General Manager
Industrial Markets. Prior to joining AIPC, Dave held a number of management positions with Hallmark Cards for 12 years.

"Dave Potter contributed greatly to the success of AIPC over the last 10 years, leading our successful commodity and procurement strategies and overseeing the startup of our Kenosha, Wisconsin facility which enabled the Industrial pasta sales volume to grow very rapidly during the last five years," said Tim Webster,
President and CEO. "I wish David and his family success in their future endeavors."

Mr. Potter's Ingredient sales responsibilities will be transitioned to Dan
Trott, President of AIPC Sales Co. and Executive Vice President of Marketing.
Mr. Potter's procurement responsibilities will be assumed by John Griffith, Vice
President of Commodities and Walt George, Executive Vice President of
Operations.

Founded in 1988 and based in Kansas City, Missouri, American Italian Pasta
Company is the largest and the fastest-growing producer and marketer of dry pasta in North America. The Company has five plants that are strategically located in Excelsior Springs, Missouri; Columbia, South Carolina; Kenosha,
Wisconsin; Tolleson, Arizona; and Verolanuova, Italy. The Company has
approximately 710 employees located in the United States and Italy.

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